Tenant: Spark Therapeutics, Inc.
Premises: 3025 Market St., Suites 016, 026, 200, 300 & 400

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of October 1, 2018, by and between BRANDYWINE 3025 MARKET, LP, a Pennsylvania limited partnership (“Landlord”), and SPARK THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

A.Landlord and Tenant are parties to a Lease (“Current Lease”) dated as of November 20, 2017, for the premises (“Current Premises”) deemed to contain 107,669 rentable square feet presently known as Suites 016, 026, 200 and 300 in the Building located at 3001-3025 Market Street, Philadelphia, Pennsylvania 19104. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.

B.By letter to Landlord dated August 30, 2018 and pursuant to Section 26 of the Current Lease, Tenant exercised the Expansion Option to lease from Landlord certain additional premises in the Building presently known as Suite 400, which space comprises the entire fourth floor of the Building and is deemed to contain 54,683 rentable square feet (“Suite 400”). (Suite 400 is defined in the Current Lease as the Expansion Space.)

C.Landlord and Tenant wish to amend the Current Lease to memorialize the exercise of the Expansion Option and the expansion of the Current Premises to include Suite 400 upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.

2.Suite 400.

(a)    The Term for Suite 400 commences on the date (“Suite 400 Commencement Date”) that is the earliest of: (i) the date on which Tenant first conducts any business in all or any portion of Suite 400; (ii) Substantial Completion of the Leasehold Improvements in Suite 400; or (ii) the Suite 400 Rent Commencement Date, and ends on the Expiration Date. The “Suite 400 Rent Commencement Date” means June 1, 2020; provided, however, the Suite 400 Rent Commencement Date shall be pushed back on a day-for-day basis for: (i) each day (if any) that Substantial Completion of the initial improvements in Suite 400 is delayed due to a Force Majeure Event or Landlord Delay; and (ii) each day (if any) that the Suite 400 Delivery Date is delayed beyond May 1, 2019. The “Suite 400 Delivery Date” means the date that Landlord delivers possession of Suite 400 to Tenant in the condition Landlord is required to deliver such space pursuant to Section 2(b) below.

(b)    By the COLT, Landlord will notify Tenant of the Suite 400 Commencement Date, rentable square footage of Suite 400, and all other matters stated therein. The COLT will be conclusive and binding on Tenant as to all matters set forth therein unless, within 15 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

(c)    Effective on the Suite 400 Commencement Date: (i) the “Premises” means, collectively, the Current Premises and Suite 400; and (ii) Tenant’s Share shall be recalculated pursuant to Section 5(a)(v).

(d)    Section 26 of the Current Lease is hereby deleted and replaced with the terms of this Amendment.

3.Fixed Rent.

(a)    Effective on the Suite 400 Commencement Date, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent with respect to Suite 400 during the Term as follows, payable in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

TIME PERIOD	FIXED RENT PER R.S.F. OF SUITE 400	ANNUALIZED FIXED RENT	MONTHLY INSTALLMENT
Suite 400 Abatement Period (if any)	$0.00	$0.00	$0.00
Suite 400 Rent Commencement Date – end of Rent Period 2	$35.88	$1,962,026.04	$163,502.17
Rent Period 3	$36.78	$2,011,240.74	$167,603.40
Rent Period 4	$37.70	$2,061,549.10	$171,795.76
Rent Period 5	$38.64	$2,112,951.12	$176,079.26
Rent Period 6	$39.61	$2,165,993.63	$180,499.47
Rent Period 7	$40.60	$2,220,129.80	$185,010.82
Rent Period 8	$41.62	$2,275,906.46	$189,658.87
Rent Period 9	$42.66	$2,332,776.78	$194,398.07
Rent Period 10	$43.73	$2,391,287.59	$199,273.97
Rent Period 11	$44.82	$2,450,892.06	$204,241.01
Rent Period 12	$45.94	$2,512,137.02	$209,344.75
Rent Period 13	$47.09	$2,575,022.47	$214,585.21
Rent Period 14	$48.27	$2,639,548.41	$219,962.37
Rent Period 15 – End of Initial Term	$49.48	$2,705,714.84	$225,476.24
“Suite 400 Abatement Period” means the period, if the Suite 400 Commencement Date occurs prior to the Suite 400 Rent Commencement Date, commencing on the Suite 400 Commencement Date and ending on the day prior to the Suite 400 Rent Commencement Date. During the Suite 400 Abatement Period (if any), no Fixed Rent is due or payable with respect to Suite 400, but Tenant shall pay to Landlord: (i) Tenant’s Share of Operating Expenses with respect to Suite 400; (ii) utilities as set forth in Section 6 of the Current Lease; and (ii) use and occupancy taxes with respect to Suite 400.

(b)    In Section 2(b) of the Current Lease, the words “Third Floor Space Abatement Period” are hereby deleted and replaced with “Suite 300 Abatement Period”.

4.Condition of Premises.

(a)    Tenant accepts Suite 400 in its “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition except that Landlord shall: (i) provide Tenant with the Improvement Allowance (as modified below); (ii) provide Tenant with the Restroom Improvement Allowance (as modified below); (iii) perform any and all such additional repairs, maintenance, or replacements, if any, necessary to cause the Building and the Building’s structural, roof, electrical, mechanical, plumbing, and fire and life safety systems to be in good and proper working order and in full compliance with all applicable Laws as of the Suite 400 Delivery Date or, so long as Tenant’s legal occupancy of Suite 400 for the Permitted Use is not delayed, then in a timely manner (“Landlord’s Suite 400 Warranty Work”); and (iv) reimburse Tenant upon thirty (30) days’ invoice (together with reasonable supporting documentation and lien waivers) for costs incurred by Tenant in correcting and/or addressing material unexpected deficiencies related to Landlord’s Suite 400 Warranty Work in the Building and Premises discovered by Tenant in the planning and performance of the Leasehold Improvements in Suite 400, and in all cases for additional costs incurred by Tenant with respect to demolition, remediation, and disposal of Hazardous Materials located within the Building or Premises during completion of the Leasehold Improvements in Suite 400, including, but not limited to, asbestos containing materials such as floor tile and mastic. Notwithstanding the foregoing, with respect to the removal of asbestos containing materials by Tenant during completion of the Leasehold Improvements in Suite 400, Landlord and Tenant shall split equally all costs incurred by Tenant relating to the demolition, remediation and disposal of asbestos containing materials located within the Building or Premises during completion of the Leasehold Improvements in Suite 400, provided if the total costs exceed $600,000 per floor (such that Tenant’s share of such costs would exceed $300,000 per floor), in addition to Landlord’s obligation to reimburse Tenant for the first $300,000 of such costs per floor (as Landlord’s 50% share of such costs), Landlord shall also pay 100% of any costs in excess of $600,000 per floor. Except to the extent expressly set forth otherwise in this Amendment, neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition of the Building or the land under the Building or suitability, including without limitation, the fitness of Suite 400 for Tenant’s intended use.

(b)    On the Suite 400 Delivery Date, Landlord shall deliver possession of Suite 400 to Tenant for Tenant’s completion of the Leasehold Improvements in Suite 400 pursuant to Exhibit C attached to the Current Lease, as modified below. Landlord shall cooperate and coordinate the performance and scheduling of Landlord’s Warranty Work such that Landlord does not unreasonably interfere with, or delay, Tenant’s performance of the Leasehold Improvements in Suite 400.

(c)    “Leasehold Improvement Allowance” means, with respect to Suite 400, an amount equal to the product of $58.74 multiplied by the rentable square footage of Suite 400, which product equals $3,212,079.40. “Restroom Improvement Allowance” means, with respect to Suite 400, an amount equal to the product of $5.00 multiplied by the rentable square footage of Suite 400, which product equals $273,415.00. If, as of the 18-month anniversary of the Suite 400 Rent Commencement Date with respect to the Improvement Allowance allocated to the Suite 400 Leasehold Improvements, any portion of the Improvement Allowance allocated to the Suite 400 Leasehold Improvements remains undisbursed, the Improvement Allowance allocated to the Suite 400 Leasehold Improvements shall be deemed reduced by such undisbursed amount, and Landlord shall retain such undisbursed portion of the Improvement Allowance which shall be deemed waived by Tenant and shall not be paid to Tenant, credited against Rent, or applied to Tenant’s moving costs or prior lease obligations.

(d)    It is contemplated that the Leasehold Improvements will be completed in at least two phases, the first with respect to the Lower Level Space and Suite 200, and later phases with respect to Suite 300 and Suite 400. With respect to the Leasehold Improvements in Suite 400, Tenant shall prepare and deliver to Landlord proposed Plans for Landlord’s review, stamped for permit filing, together with any underlying detailed information Landlord may require in order to evaluate the Plans no later than the later of 45 business days after the Suite 400 Delivery Date and prior to commencement of the Leasehold Improvements in Suite 400.

5.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Jones Lang LaSalle (“Broker”). Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord must pay Broker a commission in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section will survive the expiration or earlier termination of the Term.

6.Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that Section 17(j) of the Current Lease concerning Confession of Judgment is hereby restated in full below:

In addition to, and not in lieu of any of the foregoing rights granted to Landlord, provided Landlord provides a second notice of the Event of Default and such Event of Default is not cured within five (5) business days after such second notice, then:

(1)WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(2)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT: SPARK THERAPEUTICS, INC.

By:     /s/ Jeffrey D. Marrazzo
Name:     Jeffrey D. Marrazzo
Title:     CEO
Date:     October 1, 2018

7.Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that, to Tenant’s knowledge, there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease. Landlord hereby represents and warrants to Tenant that, to Landlord’s knowledge, there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.

8.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

9.OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first-above written.

LANDLORD:
BRANDYWINE 3025 MARKET, LP

By:    Brandywine 3025 Market Holdings, LLC, its general partner

By: /s/ George Johnstone
Name: George Johnstone
Title: Executive Vice President, Operations
Date: October 1, 2018

TENANT:
SPARK THERAPEUTICS, INC.

By: /s/ Jeffrey D. Marrazzo
Name: Jeffrey D. Marrazzo
Title: CEO
Date: October 1, 2018